Exhibit 10.25

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS AGREEMENT ("Agreement") is made and entered into this 14th day of January, 2002 by and between Baseline, Inc., a Delaware corporation ("Company"), and Rafi Gordon ("Employee").

                                    RECITALS
                                    --------

A. Company is engaged in the business of compiling, producing and licensing data related to the entertainment industry;

B. Fountainhead Media Services, Inc., of which Employee is a principal shareholder, is contributing its assets and business to Baseline Acquisitions Corp., the parent company of the Company, pursuant to a Transfer and Shareholders Agreement dated January 14, 2002 (the "Transfer Agreement") and it is a condition precedent to the closing of that transaction that Company and Employee enter into this Agreement;

C. Employee is experienced in, and knowledgeable concerning, one or more aspects of the business of Company and is able to render services to the Company which are of a special, unique, extraordinary and intellectual character concerning the Company's business; and

D. Company and Employee mutually desire to agree upon the terms of Employee's future employment with Company and to certain obligations of such employment.

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

     1. Term and Employment Period. The term of the Employee's employment under this Agreement and the effective date of all terms and conditions of this Agreement shall commence on January 14, 2002 (the "Effective Date") and shall terminate on the date two (2) years following the Effective Date. The term of the Employee's employment is referred to as the "Employment Period."

     2. Duties and Acceptance. Employee shall be based in Los Angeles, California and employed as President of Company under the direction of Nicholas Hall (the "Supervisor") or Supervisor's designee, with such duties as are assigned or delegated to Employee by the Supervisor to utilize Employee's special, unique and extraordinary skills in conjunction with the Company's businesses. Employee accepts such employment upon the terms and conditions contained in this Agreement.

     3. Compensation. Employee shall be paid a base annual salary of $65,000 during the Employment Period. Employee shall receive a commission payable quarterly equal to 3.33% of payments received by Company during the Employment

Period pursuant to any licensing agreement entered into by the Company during the Employment Period with any film studio, production company or talent agency.

     4. Extent of Services. Employee shall devote Employee's entire business time, attention and energy exclusively to the business of the Company in the advancement of the best interests of Company and shall not pursue any outside for-profit business activities without the prior written consent of the Company.

     5. Vacation. Employee shall be entitled to vacation accruable in accordance with the Company's general vacation policy, commensurate with other employees of the Company holding similar titles. If Employee's employment is terminated (whether with or without cause and whether during or after the Employment Period), Employee will not be paid for accrued, but unused, vacation consistent with the Company's vacation policy.

     6. Employee Benefits. Employee shall be eligible to participate in all employee benefit plans and benefit programs of Company in effect during the Employment Period to the same extent as other active employees of the Company, including, without limitation, the employee stock option plan of the Company's majority owning parent company, Hollywood Media Corp. The Company may, without notice, change, modify, amend, or terminate any bonus plans, employee benefit plans and benefit programs that may be in effect either on the Effective Date or as may be adopted later.

     7. Trade Secrets. Employee acknowledges and agrees that, among Employee's duties for Company, Employee will be employed by Company in a position which could provide the opportunity for conceiving, designing and/or reducing to practice improvements, developments, ideas or discoveries, whether patentable or unpatentable (collectively hereinafter referred to as "Trade Secrets"). Employee acknowledges that all Trade Secrets which occur as a result of Employee's employment shall be and remain the sole and exclusive property of the Company. Employee hereby assigns, and agrees to assign, to Company all of Employee's right, title and interest in and to any and all Trade Secrets which occur as a result of Employee's employment to the Company.

                                                   Employee's Initials _________

     8. Copyrights. Employee agrees that all right, title and interest in any and all copyrights, copyright registrations and copyrightable subject matter which occur as a result of Employee's employment with the Company shall be the sole and exclusive property of the Company, and agrees that such works comprise works made for hire. Employee hereby assigns, and agrees to assign, all right, title and interest in any and all copyrights, copyright registrations and copyrightable subject matter which occur as a result of Employee's employment to the Company.

                                                   Employee's Initials _________

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     9. Unfair Competition. Employee agrees that during Employee's employment with Company Employee will not interfere with the business of Company in any manner. Particularly, but without limitation, Employee agrees to refrain from planning or organizing or in any manner becoming associated with a competitive business during Employee's Employment Period. Employee further agrees that, for a period of twenty-four (24) months immediately following Employee's termination of employment with Company (voluntary or otherwise), Employee (a) will refrain from planning or organizing or in any manner becoming associated, directly or indirectly, with any business involved in the compilation, production or licensing of data related to the entertainment industry, and (b) will not interfere with the business of Company within the United States or Canada in any manner for the purpose of (i) hiring away any employees of Company, or (ii) soliciting customers or business relationships of Company.

                                                   Employee's Initials _________

     10. Proprietary Information. Employee acknowledges and agrees that certain non-public information obtained by Employee relating or pertaining to the Company's businesses, projects, products, services, trade secrets, confidential information (including customer lists, supplier lists, methods of operations and financial information), unpublished know-how (whether patented or unpatented) and other business information not easily accessible to other persons in the trade (collectively, the "Proprietary Information"), are proprietary in nature; provided, however, there shall be excluded from the meaning of Proprietary Information any information which is or becomes generally known within the industry through some non-confidential source other than Employee. Employee acknowledges that the Proprietary Information shall be considered by Employee to be confidential, and Employee covenants and agrees not publish, disclose or reveal (whether directly or indirectly) any part of the Proprietary Information to any entity or person or use the same for his/her own purposes or personal gain or the purposes of other, during the term of this Agreement or after its termination or expiration. Upon termination (voluntary or otherwise) of Employee's employment with the Company, Employee will return to the Company all things belonging to the Company, and all documents, records, notebooks and tangible articles containing or embodying any Proprietary Information, including copies thereof, then in Employee's possession or control, whether prepared by Employee or others, will be left with the Company.

                                                   Employee's Initials _________

     11. Termination.


          (a) Death or Disability. In the event Employee dies or becomes disabled during the Employment Period, this Agreement shall terminate on the date on which death or disability occurs (except as to salary and rights already accrued), and the sole remaining obligations of the Company under this Agreement shall be to pay Employee or Employee's named beneficiary or heirs the salary amounts due Employee to the date of Employee's disability or death. For purposes of this Agreement, Employee shall be considered "disabled" when, as the result of injury or sickness, Employee has been wholly and continuously disabled and prevented from performing Employee's duties for ninety (90) consecutive days.


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          (b) Cause. The Company may terminate Employee's employment and all
Company's obligations hereunder by written notice to Employee, for "cause" (as defined below). In the event the Company invokes its right as described in this paragraph, and Employee challenges the Company's interpretation of the definition of cause, then such dispute shall be settled by binding arbitration, the cost of which shall be borne by the losing party. For purposes of this Agreement, "cause" shall be defined as Company's failure to earn the Minimum Revenue Amounts (as defined below) at any time during the Employment Period, willful misconduct or intentional or continual failure to perform stated and material duties after reasonable notice and opportunity to cure any failure or default, a known breach of fiduciary duties where such breach is made known to Employee and Employee is given a reasonable opportunity to remedy or cure the breach, or if Employee commits any acts of material dishonesty, fraud, misrepresentation or other acts of moral turpitude against the Company. In the event the Company terminates this Agreement for cause, or in the event Employee leaves the employment of Company on Employee's own initiative other than for "good reason" (as defined below), the Company shall no longer be obligated to make any further salary payments to Employee beginning on such date. As used herein, "Minimum Revenue Amounts" means revenue earned by the Company from new data license agreements entered into by the Company during the Employment Period in amounts equal to no less than:

                First six months:         $375,000
                Second six months:        $375,000
                Third six months:         $750,000
                Fourth six months:        $750,000

          (c) Other. The Company may at any time terminate Employee's employment for reasons other than for cause, in the sole discretion of the Company. In the event that this Agreement is terminated by Employee for good reason, or by the Company other than for cause, death or disability, the Company's sole obligations to Employee shall be to continue to pay Employee the salary and commissions described in Section 3 for the shorter of (i) the remainder of the Employment Period and (ii) three months after the date of termination. In addition, if this Agreement is terminated by Employee for good reason, or by the Company other than for cause, death or disability, the options to purchase common stock of Hollywood Media Corp. held by Employee and scheduled to vest on the next scheduled vesting date shall vest upon such termination and be exercisable thereafter on the terms set forth in the option grant agreement. As used herein, the term "good reason" means that without Employee's prior written consent the Company has (a) reduced Employee's base salary by 10% or more from the rate set forth herein, (b) has deprived Employee of the title set forth herein in Section 2, (c) has materially changed or eliminated Employee's duties or authority, or (d) has required that Employee relocate to a location greater than 50 miles from Los Angeles, California.

          (d) Consideration payable under the Transfer Agreement is not contingent upon Employee's employment with the Company.


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     12. Breach. Employee acknowledges that Employee's services are of a special, unique, unusual, extraordinary and intellectual character with regard to the development of the Company's businesses and that in the event of any breach of any terms and conditions of this Agreement by Employee (including but not limited to Sections 7, 8, 9 and 10), the Company's remedies at law may be inadequate and that the Company shall be entitled to injunctive relief in addition to any other remedies. Employee further agrees that Sections 7, 8, 9 and 10 shall be enforceable by Company whether or not there is any claim of breach of any other term of this Agreement. In the event that a court of any jurisdiction holds this Agreement wholly or partially unenforceable because of the breadth of its scope or otherwise, it is the intention of the Company and the Employee that such a holding shall not bar or in any way affect the Company's right to relief in the course of any other jurisdiction within the scope of this Agreement.

                                                   Employee's Initials _________

     13. General.

          (a) Notices. All notices, requests, consents and other communications, required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail, return receipt requested or when sent by overnight delivery service, obtained signature for delivery or by facsimile upon confirmation of successful transmission of the facsimile.

if to Employee at:          2 Ketch Street, #108
                            Marina Del Ray, CA 90292
                            Attention: Rafi Gordon
                            Telecopier No.: 310-306-2656

and if to Company at:       Baseline, Inc.
                            2255 Glades Road
                            Suite 237W
                            Boca Raton, FL 33431
                            Attention:  Mitchell Rubenstein,
                                        Chief Executive Officer
                            Telecopier No.:  (561) 998-2974

                            with a copy to:
                            Baseline, Inc.
                            2255 Glades Road
                            Suite 237W
                            Boca Raton, FL  33431
                            Attention: General Counsel


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          (b) Assignment. This Agreement shall inure to the benefit of, and shall be binding upon, the Company and its successors and assigns, including any person with which the Company may merge, consolidate or transfer all or substantially all of its assets. Insofar as the Employee is concerned, this Agreement, being personal, cannot be assigned.

          (c) Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York.

          (d) Captions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement

          (e) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof.

          (f) Amendment. This Agreement may not be amended, modified, superseded, canceled, renewed or extended other than by written instrument executed by both of the parties hereto, or in the case of waiver, by the party waiving compliance.

          (g) Arbitration. All disputes between the parties hereto concerning this Agreement or which would otherwise require or allow resort to any court or other governmental dispute resolution forum (including, but not limited to, all claims of discrimination or harassment) shall be settled by binding arbitration in New York, New York in accordance with the model employment dispute rules of the American Arbitration Association ("Rules") and by one arbitrator appointed in accordance with the Rules. The expense of such arbitration, shall be borne in accordance with the award of the arbitrator. Any such award shall be final and binding on the parties thereto, and may be entered in any court having competent jurisdiction.

          (h) Waiver. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or waiver of the breach of any other term or covenant contained in this Agreement.

          (i) Severability. Invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provisions.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:                                             EMPLOYEE:
Baseline, Inc.



By: __________________________                       _________________________
Name:    Mitchell Rubenstein                               Rafi Gordon
Title:   Co-Chief Executive Officer





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